EXHIBIT 24

POWER OF ATTORNEY

PepsiCo, Inc. (“PepsiCo”) and each of the undersigned, an officer or director, or both, of PepsiCo, do hereby appoint David R. Andrews, Robert E. Cox and Thomas H. Tamoney, Jr. and each of them severally, its, his or her true and lawful attorney-in-fact to execute on behalf of PepsiCo and the undersigned the following documents and any and all amendments thereto (including post-effective amendments):

(i)	Registration Statements No. 33-53232, 33-64243 and 333-102035 relating to the offer and sale of PepsiCo’s Debt Securities, Warrants and Guarantees;

(ii)	Registration Statements No. 33-4635, 33-21607, 33-30372, 33-31844, 33-37271, 33-37978, 33-47314, 33-47527, 333-53436 and 333-56302 all relating to the primary and/or secondary offer and sale of PepsiCo Common Stock issued or exchanged in connection with acquisition transactions;

(iii)	Registration Statements No. 33-29037, 33-35602, 33-42058, 33-51496, 33-54731 33-42121, 33-50685, 33-66150 and 333-109513 relating to the offer and sale of PepsiCo Common Stock under the PepsiCo SharePower Stock Option Plan;

(iv)	Registration Statements No. 2-82645, 33-51514, 33-60965 and 333-89265 relating to the offer and sale of PepsiCo Common Stock under the PepsiCo 401(k) Plan or the PepsiCo Long-Term Savings Program; Registration Statement No. 333-56524 relating to the offer and sale of PepsiCo Common Stock under the PepsiCo Puerto Rico 1165(e) Plan; Registration Statement No. 333-65992 relating to the offer and sale of PepsiCo Common Stock under the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (Teamsters Local Union #173), the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates; Registration Statement No. 333-66634 relating to the offer and sale of PepsiCo Common Stock under The Quaker 401(k) Plan for Salaried Employees and The Quaker 401(k) Plan for Hourly Employees; Registration No. 333-76196 relating to the offer and sale of PepsiCo Common Stock under The PepsiCo 401(k) Plan for Salaried Employees; and Registration No. 333-76204 relating to the offer and sale of PepsiCo Common Stock under The PepsiCo 401(k) Plan for Hourly Employees;

(v)	Registration Statements No. 33-61731, 333-09363 and 333-109514 relating to to the offer and sale of PepsiCo Common Stock under The PepsiCo, Inc. 1995 Stock Option Incentive Plan; Registration Statement No. 33-54733 relating to the offer and sale of PepsiCo Common Stock under The PepsiCo, Inc. 1994 Long-Term Incentive Plan and resales of such shares by executive officers of PepsiCo; Registration Statement No. 33-19539 relating to the offer and sale of PepsiCo Common Stock under PepsiCo’s 1987 Incentive Plan and resales of such shares by executive officers of PepsiCo; Registration Statement No. 2-65410 relating to the offer and sale of PepsiCo Common Stock under PepsiCo’s 1979 Incentive Plan and 1972 Performance Share Plan, as amended; Registration Statement No. 333-66632 relating to the offer and sale of PepsiCo Common Stock under The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999, and The Quaker Oats Company Stock Option Plan for Outside Directors; Registration Statement No. 333-109509 relating to the offer and sale of PepsiCo Common Stock under the PepsiCo, Inc. 2003 Long-Term Incentive Plan and resales of such shares by executive officers and directors of PepsiCo;

(vi)	Registration Statement No. 33-22970 and 333-110030 relating to the offer and sale of PepsiCo Common Stock under PepsiCo’s Director Stock Plan and resales of such shares by Directors of PepsiCo;

(vii)	Registration Statement No. 333-87526 relating to the offer and sale of PepsiCo Common Stock under The PepsiCo Share Award Plan;

(viii)	Schedule 13G relating to PepsiCo’s beneficial ownership of Common Stock and Class B Common Stock of The Pepsi Bottling Group, Schedule 13D relating to PepsiCo’s beneficial ownership of Common Stock of PepsiAmericas, Inc. and any schedules deemed to be necessary or appropriate by any such attorney-in-fact;

(ix)	all other applications, reports, registrations, information, documents and instruments filed or required to be filed by PepsiCo with the Securities and Exchange Commission, any stock exchanges or any governmental official or agency in connection with the listing, registration or approval of PepsiCo Common Stock, PepsiCo debt securities or warrants, other securities or PepsiCo guarantees of its subsidiaries’ debt securities or warrants, or the offer and sale thereof, or in order to meet PepsiCo’s reporting requirements to such entities or persons;

and to file the same, with all exhibits thereto and other documents in connection therewith, and each of such attorneys shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned has executed this instrument on March 3, 2004

PepsiCo, Inc.

	By:	/s/ Steven S Reinemund
Steven S Reinemund
Chairman of the Board and
Chief Executive Officer

/s/ Steven S Reinemund		/s/ Indra K. Nooyi
Steven S Reinemund		Indra K. Nooyi
Chairman of the Board and Chief Executive Officer		Director, President, and Chief Financial Officer

/s/ Peter A. Bridgman		/s/ John F. Akers
Peter A. Bridgman		John F. Akers
Senior Vice President and Controller (Chief Accounting Officer)		Director

/s/ Robert E. Allen		/s/ Ray L. Hunt
Robert E. Allen		Ray L. Hunt
Director		Director

/s/ Arthur C. Martinez		/s/ Franklin D. Raines
Arthur C. Martinez		Franklin D. Raines
Director		Director

/s/ Sharon Percy Rockefeller	/s/ James J. Schiro
Sharon Percy Rockefeller	James J. Schiro
Director	Director

/s/ Franklin A. Thomas	/s/ Cynthia M. Trudell
Franklin A. Thomas	Cynthia M. Trudell
Director	Director

/s/ Solomon D. Trujillo	/s/ Daniel Vasella
Solomon D. Trujillo	Daniel Vasella
Director	Director

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